UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRIVATE SECRETARY, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

3661

(Primary Standard Industrial Classification Code Number)

26-3062661

(I.R.S. Employer Identification Number)

112 North Curry Street, Carson City, Nevada 89703

(775) 284-3709

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

STATE AGENT AND TRANSFER SYNDICATE, INC.

112 North Curry Street, Carson City, Nevada 89703

(775) 882-1013

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: o

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer o	Accelerated filer o
Non-accelerated filer ☐	Smaller reporting Company [ X ]

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	4,000,000	$0.02	$80,000	$3.14

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

PRIVATE SECRETARY, INC.

4,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of PRIVATE SECRETARY, INC. (“Private Secretary”) and it is not presently traded on any market or securities exchange. 4,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.02. Private Secretary will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Private Secretary’s president and sole director, Maureen Cotton, will be responsible for the sale of shares.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The date of this prospectus is February 10, 2010.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until_________________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about PRIVATE SECRETARY, INC.

PRIVATE SECRETARY, INC. (“Private Secretary, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on July 22nd, 2008 and established a fiscal year end of September 30. We are a development-stage Company that plans to enter into the software market with a program that will allow for automatic call processing through VoIP technology. With its many benefits and advantages, the use of Voice over IP systems is becoming increasingly popular. The Company’s software will allow the user to monitor and deal with incoming calls, outgoing calls, and manage messages more efficiently. The software will also reduce costs and the need for additional personnel.

The Company will compete with other similar software on the market today, but aims to be more user friendly through its user programmable features and adaptability to any business large or small.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703, our telephone number is (775) 284-3709 and our fax number is (775) 313-9871. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

As of September 30, 2009, the end of the most recent fiscal year, Private Secretary had raised $10,000 through the sale of its common stock. There is $668 of cash on hand in the corporate bank account. The Company currently has $8,000 of liabilities, represented by expenses accrued during its start-up. In addition, the Company estimates incurring costs associated with this offering totaling approximately $7,000. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus.

Summary of the Offering by the Company

Private Secretary has 10,000,000 shares of common stock issued and outstanding and is registering additional 4,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Private Secretary will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	4,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.02.
Number of shares outstanding before the offering of common shares.	10,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares.	14,000,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
Market for the common shares

There is no public market for the common shares. The price per share is $0.02.

Private Secretary may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Private Secretary’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds

Private Secretary will receive all proceeds from the sale of the common stock. If all 4,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $80,000. The Company intends to use the proceeds from this offering (i) to begin recruiting software developers and program writers, estimated at $20,000 (ii) develop a website to facilitate contact and to begin advertising, estimated at $4,000, (ii) to prepare necessary legal contracts, estimated at $4,700, (iii) to begin distribution both through online sales and through retailers and resellers, estimated at $10,000 and (iv) to enhance marketing and set up a call centre for tech support, estimated at $27,000 (vi) and administrative expenses estimated to cost $7,300. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $7,000 are being paid for by Private Secretary.

Termination of the offering

The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. Private Secretary may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. Private Secretary has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of September 30, 2009
Total Assets	$668
Total Liabilities	$8,000
Stockholder’s Equity	($7,332)
Operating Data	July 22nd, 2008 through September 30, 2009
Revenue	none
Net Loss	($17,332)
Net Loss Per Share	none

As shown in the financial statements accompanying this prospectus, Private Secretary has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the most significant material risks to an investor regarding this offering. Private Secretary should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL DOUBT ABOUT PRIVATE SECRETARY’SABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our officers may be unwilling or unable to loan or advance additional capital to Private Secretary, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a Company that will not have the funds necessary to continue to deploy its business strategies. See “Audited Financial Statements - Auditors Report.”

As the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.

WE ARE A DEVELOPMENT STAGE ENTITY. THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing any revenues from its products. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) contracting program writers and software developers, (iii) advertising and website development, (iv) legal and accounting fees at various stages of operation, (v) implementing companies to test the software, (vi) printing, sales and setting up various distribution channels.

In funding the design and implementation of the software, the Company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our software will attract businesses and investors. Samples will need to be created and program writers will need to be hired before the software can generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

FAILURE TO RAISE ADDITIONAL CAPITAL TO FUND FUTURE OPERATIONS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our current operating funds are not adequate for corporate existence over the next twelve months. Private Secretary, Inc.’s cash balance as of September 30, 2009 was $668. Private Secretary, Inc. will require additional financing in order to maintain its corporate existence and to implement its business plans and strategy.

We require significant capital over the next twelve months, to solicit software developers and begin development of our product and advertising purposes. We will also require a significant amount of capital to distribute the software and ensure that it is functioning properly with zero chance of viruses or failure. If we are not successful in earning revenues once we have established our initial product offering and commenced business operations, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN CONDUCTING AN OFFERING OF THIS TYPE, THE SALE OF THE COMPANY'S SHARES COULD BE HARMED.

Our management does not have any prior experience selling stock through a prospectus. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to the offering. As a result, our management may lack certain fundamental knowledge regards the distribution of this prospectus, rules and regulations and shall have to seek guidance from other professionals. Consequently, our costs may be raised, mistakes can be made and the sale of the Company’s shares could be harmed due to management’s lack of experience.

AS THERE IS NO MINIMUM PURCHASE REQUIREMENT IN CONECTION WITH THIS OFFERING, WE MAY RECEIVE SOME OR NO PROCEEDS, NOT ENOUGH TO FUND OUR OPERATIONS

The Company is not required to sell any specific number or dollar amount of securities and will receive all proceeds from the sale of the common stock. If we are able to only sell a small portion (under 25% of the 4,000,000 shares – see “Use of Proceeds”) or no shares at all, we may not be able to start the implementation our business plan and it may not even be sufficient to defray the costs of this offering.

Limited proceeds received from the sale of shares will cause us to go out of business and will result in the complete loss of your investment.

SECURITIES MARKET FACTORS.

There is currently no traded public market for the Company’s common stock. There are no assurances that any public market will be established or maintained for the Company’s stock. As a result, the offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S DIRECTORS CURRENTLY OWN 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s directors own 100% of the outstanding shares and will own over 71% after this offering is completed. As a result, they may be able to choose all of our directors and control the direction of the Company. The Company’s directors’ interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time they are able to devote to the Company.

Exclusively its directors will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s directors. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s directors will not abuse their discretion in executing the Company’s business affairs is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

Risks Related to Investing in Our Company

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING PRIVATE SECRETARY'S BUSINESS, OUR BUSINESS PLAN MAY FAIL.

Our management does not have any specific training in running a VoIP software business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

WE MAY NOT BE ABLE TO FIND SUITABLE SOFTWARE WRITERS AT AN ACCEPTABLE COST.

Private Secretary will contract program writers and software developers to create the calling software that goes to market. Due to the current demand for skilled technological developers, we run the risk of not being able to find suitable personnel and an acceptable price. We would also need to ensure that the candidates are adequately qualified to create a software program that is user friendly, free of errors and seamless in design. Without these programmers, we have no way of getting the software written, which is the most important aspect of our business development.

WE MAY NOT BE ABLE TO MARKET OUR SOFTWARE SUCCESSFULLY.

The software industry is extremely competitive. There are currently several others developers on the market who offer a similar service to that being offered by Private Secretary. A clear marketing plan will have to be put into effect in order to establish a firm client base and to get our product known in the marketplace. If we fail to develop an efficient marking plan, and if we are unable to market our product successfully to the consumer, we will be unable to sustain business operations.

WE WILL NEED TO RETAIN A HIGH PERCENTAGE OF CUSTOMERS IN ORDER TO ACHIEVE PROFITABILITY.

Through computer generating messaging and call distribution, the need for additional personnel and secretarial services are often eliminated. Though this may be a huge cost benefit to the software user, some consumers may find their customers are not accepting of the fact that there is no longer any “human to human” contact. This lack of personalized service may result in a Company discontinuing its services with Private Secretary – or it may result in a lost purchase after a short trial period by the consumer. Negative feedback about our product and loss of consumer support will negatively affect our production and revenues.

THE LOSS OF KEY PERSONNEL IN THE HELP CENTRE, OR VIOLATION OF THE CONTRACT WITH THE CALL CENTRE COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Private Secretary is heavily promoting customer support and 24 hour technical assistance as its driving feature and competitive advantage. The Company will set expectations and guidelines for the call centre to follow in order to meet the requirements of the Company and its customers. Any violation of these requirements, or contract obligations, will result in a compromised service to the customer and may result in the loss of that customer and subsequent revenue. The Company will also be affected by any personnel issues within the call centre, which could result in reduced service available to the customer. An increase in customer complaints and dissatisfaction could result in a loss of trust and reliability with our product and we could be forced to discontinue operations.

THE CHANGING INDUSTRY REQUIRES EXPANSION, PARTICULARILY CONSUMER ACCEPTANCE OF NEW PRICE PLANS AND BUNDLED OFFERINGS.

This industry is constantly changing as more technological upgrades become available. Updates will need to be sold to keep the software current. These would ultimately result in better service to the customer, but the upgrades would come at an additional cost, and some customers may not renew. The renewals will be essential for the further development of our product and our ability to keep up with the trends of the industry. Without a strong customer base buying the upgrades, we may not be able to earn the capital required to continue operations.

OUR COMPETITION, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR SERVICES BY OUR COMPETITORS, COULD HAVE AN EFFECT ON OUR SUSTAINABILITY.

We are unable to control the timing of announcements or introductions of new or enhanced services by our competitors. As this industry is constantly changing, Private Secretary would have to follow the trends of our competitors in order to stay current in the marketplace. Depending on the timing of the changes, we may not have the capital available to make the improvements, and may lose a customer base due to our lack of offerings. The loss of too many customers will result in a loss of revenues and could ultimately lead to the end of operations.

IF WE DO NOT GENERATE ENOUGH SALES, THEN WE MAY FAIL TO ACHIEVE PROFITABILITY. CONSEQUENTLY, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

We have not yet begun the initial stages of procuring our software programs. Therefore, we lack the means to evaluate whether we will be able to meet our sales objectives. Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with procuring our software systems. As detailed in the above risk factors, we will incur these loses before the Company can enter the security software sales business.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business and will result in the complete loss of your investment.

Risks Related to Investing in Our Industry

EXISTING AND FUTURE LAWS OR REGULATIONS CAN AFFECT OUR BUSINESS AND WE MAY NOT HAVE THE ABILITY TO COMPLY WITH THESE LAWS OR REGULATIONS.

As with any new technology, changes to laws and regulations are often times unpredictable and out of anyone’s control. In the case of VoIP technology, there is currently no set regulation, and whether or not VoIP technology should be held to the same standards and regulation as the traditional phone industry is still a matter of debate. As the industry grows, governments may begin to enforce stricter regulations – which could ultimately vary from state to state and country to country. Our Company could be affected by these new regulations to the point of possibly having to reformat all of the software to ensure it is compliant. Without an established business and set capital, we could lose operations as a result.

TECHNOLOGICAL INNOVATIONS CHANGE VERY QUICKLY.

This industry is still very new and constantly changing. New innovations may result in the product becoming obsolete very quickly. Software writers would be needed to be on contract at all times to ensure that the product is kept up to date with the latest trends in the industry, and in the technology. This could be very costly and if software rewrites are required more often than initially anticipated, we may not have the finances available to continue operations.

THE ACCEPTANCE AND USE OF VoIP TECHNOLOGY BY BUSINESSES.

With any new innovation, people may be slow to accept the change from traditional calling methods. Many businesses may not subscribe to internet protocol system yet as it is not as easy as simply changing phone providers. Successful VoIP rollouts require careful planning, proper design and—in most cases—changes to the networking infrastructure to adequately support latency-sensitive voice traffic. Setting up a reliable network is the most critical step, but up to date equipment such as modems and switches, server room development to ensure that the system is well protected is also essential. There are still many companies that have yet to make this switch , and to cost and time requirements may still be a long way off from using VoIP as there many communication device. Our product cannot be sold unless the Company has already set up their VoIP network. If there aren’t enough customers to buy our product, we will not reach our anticipated sales.

THE INDUSTRY IS SUBJECT TO LONG DISTANCE RATE CHANGES AS WELL AS OTHER COST VARIANCES.

Certain rate changes within the industry are completely out of our control and are subject to changes in regulation. Private Secretary may have to change the cost of the software to reflect certain market trends, or our software may no longer become an affordable option for businesses if other costs in the industry are rising.

AS THE COMPANY’S PRODUCTS ARE INTENDED FOR THE NETWORK VoIP INDUSTRY, A DOWNTURN IN THIS INDUSTRY WOULD REDUCE THE DEMAND FOR OUR SERVICES AND PRODUCTS AND COULD MAKE OUR BUSINESS UNPROFITABLE.

The Company’s product and services are marketed to existing users of the VoIP network system. An economic downturn in this industry would significantly affect the Company’s business and its ability to achieve productivity.

TECHNICAL DIFFICULITES OR NETWORK INTERRUPTIONS ON THE INTERNET THAT OUR BEYOND OUR CONTROL.

Private Secretary is a software program that will run on an existing VoIP network with the customer has already set up as a part of their business operations. In order for the software to be successful, it needs to be running on a reliable network. Network providers often experience downtime, and if the network is not working properly neither will the software provided by our Company.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds	$20,000	$40,000	$60,000	$80,000

Legal & Accounting	5,500	5,500	5,500	5,500
Printing	300	300	300	300
Transfer Agent	1,200	1,200	1,200	1,200
Total	$7,000	$7,000	$7,000	$7,000
Less WEBSITE, SALES, MARKETING & ADVERTISING
Software Development and Testing	3,000	9,500	14,000	20,000
Website / Hosting	900	1,800	3,100	4,000
Prepare Legal Contracts	700	2,500	3,200	4,700
Distribution through on line sales, retailers and resellers	2,000	4,500	7,000	10,000
Marketing and Advertising (including call center)	5,000	11,000	20,000	27,000
Total	$11,600	$29,300	$47,300	$65,700
Less ADMINISTRATION EXPENDITURES
Office supplies, stationery	1,400	2,500	4,150	5,500
Office temp	0	1,200	1,550	1,800
Total	$1,400	$3,700	$5,700	$7,300

TOTALS	$20,000	$40,000	$60,000	$80,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Private Secretary and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on July 22nd, 2008. The Company’s sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.02
Net tangible book value per share before offering	$(0.0007)
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0047
Increase to present stockholders in net tangible book value per share after offering	$0.0054
Capital contributions	$80,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering held by existing stockholders	10,000,000
Percentage of ownership after offering	71.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.015
Capital contributions	$80,000
Percentage of capital contributions	88.9%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	28.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.02
Dilution per share	$0.016
Capital contributions	$60,000
Percentage of capital contributions	85.7%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	23.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.018
Capital contributions	$40,000
Percentage of capital contributions	80.0%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	16.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.02
Dilution per share	$0.019
Capital contributions	$20,000
Percentage of capital contributions	66.7%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	9.1%

PLAN OF DISTRIBUTION

10,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock at the price of $0.02 per share. None of these shares are being issued for resale at this time by any selling stockholder. There is no arrangement to address the possible effect of the offerings on the price of the stock.

In connection with her selling efforts in the offering, Mrs. Cotton will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mrs. Cotton is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mrs. Cotton will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mrs. Cotton is not, nor has he been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mrs. Cotton will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mrs. Cotton will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Private Secretary will receive all proceeds from the sale of those shares. The price per share is fixed at $0.02 until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the Company or by agreement between both parts.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Private Secretary has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Private Secretary will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our
Board of Directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
*	and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 71.4% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Private Secretary will act as its own transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Seale & Beers, CPAs, PCAOB & CPAB Registered Auditors, 50 South Jones Blvd., Suite 202, Las Vegas, NV, 89107to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington 98115, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF BUSINESS

Business Development

On July 22nd, 2008, Mrs. Cotton, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of September 30. The objective of this corporation is to enter into the Voice over Internet Protocol (VoIP) industry.

Private Secretary, Inc. plans to enter into the software market with a program that will allow for automatic call processing through VoIP technology. Its unique software will help streamline the ingoing and outgoing call system of any business, large or small. The Company will target all businesses, regardless of size. The software can be utilized by any Company that currently uses a VoIP phone system, and who would like to streamline their business for more effective call management. The software will help eliminate the need for additional personnel, and can allow companies to monitor and distribute their calls more effectively.

Our business office is located at 112 North Curry Street, Carson City, Nevada, 89703; our telephone number is (775) 284-3709 and our fax number is (775) 313-9871. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703, telephone number (775) 882-1013.

The Company has not yet implemented its business model and to date has generated no revenues.

Private Secretary has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

Growth Opportunities and Expansion

VoIP technology is becoming increasingly popular all over the world today. Studies show that since 2005, the number of users has been steadily increasing - just in the corporate arena alone, VoIP phone lines are projected to grow from about 39 million to 532 million during the next four years. For Private Secretary, this means endless opportunities in software development and opportunity for expansions. The Company will use the information and feedback gathered from the success of its initial software to begin the design and implementation of other communication software that can be useful to businesses – including the possibility of incorporating online conferencing and virtual meetings.

The Company will also consider expanding into ultimately becoming a service provider of VoIP. This will allow Private Secretary to capitalize on all aspects of the surging VoIP popularity. Customers will be able to set up their service and purchase all software direct from Private Secretary adding convenience and ease to their transition for a regular phone line.

______________________________________

According to the article Firms going VoIP, dated 05/11/2008, “Nearly half of the IT organizations surveyed in a global study by BT are using VoIP, the telecoms giant has announced.

More than 250 IT professionals took part in the study, which discovered that 48 per cent have a VoIP network at their work, an increase of 31 per cent from 2007. A further 20 per cent are in the process of deploying the technology, with nearly three quarters (71 per cent) of these hopeful to have them working in two years.

In terms of criteria for choosing a specific solution, the most important were security, voice quality and network reliability.

'Cost is a critical factor when building a VoIP business case, but other criteria must take higher precedence when evaluating various implementation strategies and solutions,' the BT report said.

'Make sure you understand what your top requirements are, be they network reliability, voice quality or security, before committing to a strategy.'

In terms of deployment, most are gradually replacing existing systems with VoIP.

The next most popular technique was to replace systems which were at the end of their lifespan with a new VoIP system.”

Source: www.bcs.org

 ______________________________________

Considering the article North American Automatic Call Distributor Systems Markets, it says: “Rising Demand from Small and Medium-sized Contact Centers Stimulates Growth in the North American Automatic Call Distributor Systems Market .

With the saturation of the large contact center market, vendors of call center infrastructure technologies such as automatic call distributor (ACD) systems have begun to focus on small and medium-sized contact centers. Vendors are offering a number of packaged products that are targeted at smaller contact centers and available at affordable prices, states the analyst of this research service. As they develop effective channel strategies, penetration of this space will increase.

Meanwhile, the technological shift toward Internet Protocol (IP) infrastructures is gaining momentum and an increasing number of smaller companies are implementing IP-based ACD systems. The growing demand for all-in-one contact center suites is also expected to encourage vendors to concentrate on consolidating product set expansion and market share growth. These new opportunities in the small and medium-sized enterprise (SME) space are expected to drive steady growth in the ACD market.

Increasing adoption of IP-based ACDs to drive the market, the North American ACD systems market continues its positive growth trend, after having recovered well from the economic downturn. The growth in the percentage of IP-based systems sold has helped boost the average agent seat price for ACDs. For the last several years, customers were reluctant to migrate to IP due to concerns of poor quality of voice, reliability, and security as well as the high up-front costs, explains the analyst. However, vendors are now providing network readiness assessment services that ensure quality of service and reliability within converged networks and assist in the migration path. Such education and migration programs enable quicker adoption of IP.

Additionally, there has been a remarkable increase in the willingness of verticals such as healthcare and public sector/education to adopt IP-based ACDs. The market is expected to greatly benefit from the government’s move to increase their expenditures on e-government initiatives and healthcare’s rapid adoption of enterprise technologies. The growing trend of bringing outsourced contact centers back to North America has also helped enhance the market for ACD systems, notes the analyst.”

Source: www.researchandmarkets.com

Description of our Products

Private Secretary expects to act as a call processing system using VoIP technology. The software system enables calls to be answered automatically and even dialed automatically with features that can be preprogrammed so that each call is specifically designed to each business. Calls can be transferred, messages can be taken, or autodialing can be done for businesses that make a large number of calls. The software also allows for automated order taking, or can assist in mass call outs and marketing. Private Secretary plans to offer a software program that is adaptable to any business, regardless of size, as the majority of the features are programmed by the user for their exact needs and objectives. All messages and calling options are then custom designed for any business situation.

Private Secretary does rely on the customer having already switched to a VoIP calling system over their traditional phone line. This growing form of communication enables people to use the Internet as the transmission medium for telephone calls by sending voice data in packets using IP rather than by traditional circuit transmissions of the PSTN. Voice data is therefore compressed and transmitted over a computer network as opposed to using traditional phone lines and services.

This is a trend in society today and is growing both in popularity and acceptability at a high rate. Consumers have found that there are several benefits to using VoIP as opposed to traditional calling methods. First, it allows for a more simplified infrastructure. With VoIP on the network there is no longer the need for separate cabling for your telephone system. Phone and Internet run on the same network. Also, there is a huge reduction in operating costs for customer who switch to VoIP. This is obviously one of the biggest advantages as companies are finding they are able to save money as well as increase their calling efficiency. Because a VoIP exchange is based on software rather than hardware, it is easier to alter and maintain. Often times the cost savings could be as high as 30 – 50% over traditional phone lines. There is also a reduction in long distance rates. Because the call is run on an internet connection, there are no “by-the-minute” charges, set up charges, or time of day restrictions. Instead, VoIP providers charge a reasonable monthly fee for you to make all the long distance calls you want through your computer. These cost reductions often equals into millions of dollars spared for large businesses and corporations.

Other advantages include an improvement in productivity. VoIP treat voice as if it were any other kind of data, so users can attach documents to voice messaged or participate in virtual meetings using shared data and videoconferencing. There is also an improvement in the clarity of the phone calls. As technology is improving internet calling is now clearer than ever – often more so than traditional phone lines when calling long distances. Also, many of the features such as call waiting and caller ID that were extras with traditional phone companies come with the VoIP service at no additional cost as most of the features are standard with many of the providers. And finally, VoIP is portable. Because calls are generated from your computer  ,,through the Internet, users can make calls from virtually anywhere around the world that has high-speed Internet access.

Private Secretary intend to capitalize on this growing trend to switch from the traditional phone line to the VoIP network by offering software that will allow businesses to streamline their phone system even further. Not only will they be able to enjoy all the benefits that the VoIP system brings, they will be able to benefit from a program specifically designed to be used with this new technology.

The company will offer businesses a flexible way to use and to pay for their software. For example, if only basic functionality is required, customers will be able to download a free copy of the software from the Internet. This will allow them to begin using the basic functionality of the program at no cost to them. Once they are able to determine which additional services would best suit the needs of their company, they can purchase the package that best suits their needs – already knowing how the software runs and how it can improve their business.

Private Secretary will also be able to provide a continuous service based on the need of each individual business. If further updates are required or if expansion occurs, the software will be adaptable to accommodate the growing needs of its customers by constantly improving and updating its software. Also, as the world of VoIP technology changes and expands, Private Secretary will meet the demands of the changing industry so that its product will always provide a benefit that could not have been offered with the traditional calling methods.

Competitive Advantages

Currently there are several other companies that offer a similar service and who are capitalizing on the popularity of VoIP and its benefits. Among these include companies such as “The Phone Bot”, “Sundialer”, and “Active Call Centre”. In many cases, the competing software is very specific to one application, meaning that the software is purchased primarily to be used as an auto-dialer or as an answering service. Their software does not allow the user to modify the product based on their own specific applications and range of use.

Private Secretary is going to provide businesses with software that will be able to perform a variety of different functions. The advantage over the competition ranges from flexibility of use, to a unique set of features that most traditional services do not currently offer. From call answering to auto-dialing, customers will be able to personalize their software to match their needs and expectations, making it easier to achieve their business goals quickly and efficiently. Private Secretary will offer a highly skilled team of customer service agents available 24 hours a day to assist customers with technical issues or with questions about set up and use. The Company will also offer their product at a better rate. Users will only have to pay for the features they want to use, making the product more cost effective to a wider range of customers. Private Secretary will also constantly research and improve its software to ensure that it is always competitive within this dynamic and highly sought after industry, giving them an ongoing advantage over the next several years.

Marketing

Our initial marketing efforts may include:

-Develop a website to begin marketing the product and its features.

-Place advertisements at technical schools and through popular internet sites to begin recruitment of software writers and developers.

-Identify the major service providers of VoIP and begin promoting the product through them.

-Begin contract negotiations with resellers who would sell copies of the software through their stores.

Publishing and Distribution

With all the software options available in the market today, it is important for Private Secretary to utilize a couple of different distribution options. Most software is available through the internet and able to download at the convenience of the customer when they are ready for implementation. Our website will have a link for customers to download our software, and we will also utilize the direct internet sales through popular software download websites. Many of these software sites will also allow Private Secretary to track the popularity of the software and how often it is being download, which will assist in future product development and help in our marketing initiatives.

Even though software downloads is becoming increasingly popular through the internet, Private Secretary also feels it is important to have a presence in local electronic stores and computer outlets. This will give the traditional shopper and opportunity to purchase the software package at the same time they are purchasing other computer components. Attractive packaging and point of sale marketing will entice some customers who don’t feel comfortable ordering their software online.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product technology, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the Voice over Internet Protocol (VoIP) industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Private Secretary has no permanent staff other than its sole officer and director, Mrs. Maureen F. Cotton, who is the President and Chairman of the Company. Mrs. Cotton is employed elsewhere and has the flexibility to work on Private Secretary up to 10 hours per week. She is prepared to devote more time to our operations as may be required. She is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins developing its panned software programs and building its Internet website, it will hire independent consultants to these tasks, to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

PRIVATE SECRETARY, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Private Secretary, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Private Secretary, Inc. (A Development Stage Company) as of September 30, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended September 30, 2009, and the periods from inception on July 22, 2008 through September 30, 2008 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Private Secretary, Inc. (A Development Stage Company) as of September 30, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year ended September 30, 2009, and the periods from inception on July 22, 2008 through September 30, 2008 and 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $17,332, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

January 19, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

PRIVATE SECRETARY, INC.

(A Development Stage Company)

BALANCE SHEETS

(Audited)

	September 30, 2009	September 30, 2008

ASSETS

Cash	668	-
TOTAL CURRENT ASSETS	$ 668	$ -

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES		-
Accrued Expenses	8,000
TOTAL CURRENT LIABILITIES	$ 8,000	$ -

STOCKHOLDERS’ EQUITY (DEFICIT )
Capital stock (Note 5)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
10,000,000 shares of common stock	10,000	10,000
Additional Paid in Capital
Stock Subscriptions Receivable	-	(10,000)
Accumulated Deficit during development stage	(17,332)	-
TOTAL STOCKHOLDERS’ EQUITY	(7,332)	$ -
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 668	$ -

The accompanying notes are an integral part of these financial statements

PRIVATE SECRETARY, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Audited)

	Year ended September 30, 2009	Period from inception on July 22, 2008 to September 30, 2008	Cumulative results of operations from July 22, 2008 (date of inception) to September 30, 2009
REVENUE	$ -	$ -	$ -

OPERATING EXPENSES
Office and general	3,307	-	3,307
Professional Fees	14,025	-	14,025
NET LOSS	(17,332)	-	(17,332)

Provision for income taxes	-	-	-
NET LOSS, after taxes	(17,332)	-	(17,332)
BASIC AND FULLY DILUTED LOSS PER COMMON SHARE	$ 0.00	$ 0.00

WEIGHTED AVERAGE NUMBER OF BASIC AND FULLY DILUTED COMMON SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements

PRIVATE SECRETARY, INC.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FROM INCEPTION (July 22, 2008) to Sepember 30, 2009

	Common Stock		Additional Paid-in Capital	Share Subscription Receivable	Deficit Accumulated During the Exploration Stage	Total
	Number of shares	Amount

Balance at inception on	-	-	-	-	-	-
July 22, 2008
Common stock issued
for cash - August 13, 2008	10,000,000	$ 10,000	$ -	$ (10,000)	$ -	$ -
Net loss for the period ended September 30, 2008					-	-

Balance, September 30, 2008	10,000,000	10,000	-	(10,000)	-	-

- Share Subscription received November 5, 2008	-	-	-	10,000	-	10,000
Net Loss for the period ended September 30, 2009	-	-	-	-	(17,332)	(17,332)

Balance, September 30, 2009	10,000,000	10,000	-	-	(17,332)	(7,332)

The accompanying notes are an integral part of these financial statements

The accompanying notes are an integral part of these financial statements

PRIVATE SECRETARY, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(Audited)

	Twelve Months ended September 30, 2009	Period from inception on July 22, 2008 to September 30, 2008	Jul 22, 2008 (date of inception) to September 30, 2009

OPERATING ACTIVITIES
Net loss	$ (17,332)	$ -	$ (17,332)
Increase in Accrued Expenses	8,000	-	8,000
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	9,332	-	9,332

FINANCING ACTIVITIES
Shares issued for Subscriptions Receivable	10,000		10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,000	-	10,000

NET INCREASE (DECREASE) IN CASH	668	-	668

CASH, BEGINNING OF PERIOD

CASH, END OF PERIOD	$ 668	$ -	$ 668

Supplemental cash flow information and noncash financing activities:

Cash paid for:

Interest	$ -	$ -
Income taxes	$ - $ -

The accompanying notes are an integral part of these financial statements

PRIVATE SECRETARY, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2009

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

PRIVATE SECRETARY, INC. (“Company”) is in the initial development stage and has incurred losses since inception totalling $17,332. The Company was incorporated on July 22, 2008 in the State of Nevada and established a fiscal year end of September 30. The Company is a development stage company organized to enter into the software market with a program that will allow for automatic call processing through VoIP technology.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

PRIVATE SECRETARY, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Cash Balances

The Company maintains its cash in a Trust Account that is not FDIC insured.

This government corporation insured balances up to $100,000 through October 13, 2008. As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until September 30, 2009.

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until September 30, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor. Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

Advertising

The company expenses advertising as incurred. The company has had no advertising since inception.

Property

The Company does not own or lease any real property. The office space is donated by the director at no charge.

Recent Accounting Pronouncements

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-03 (ASU 2010-03), Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures. This amendment to Topic 932 has improved the reserve estimation and disclosure requirements by (1) updating the reserve estimation requirements for changes in practice and technology that have occurred over the last several decades and (2) expanding the disclosure requirements for equity method investments. This is effective for annual reporting periods ending on or after December 31, 2009. However, an entity that becomes subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009. Early adoption is not permitted. The Company does not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of the Company.

PRIVATE SECRETARY, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting StandardsUpdate 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below)

In December 2009, the FASB issued Accounting StandardsUpdate 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1. (See EITF 09-1 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables)  separately rather  than a  combined unit and  will  be  separated in

PRIVATE SECRETARY, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

more circumstances that under existing US GAAP. This amendment haseliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance” (“EITF 09-1”). The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender. An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors. EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope. Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”). Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative US GAAP to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

In June 2009, the FASB issued SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS 167 amends the consolidation guidance applicable to variable interest entities.

PRIVATE SECRETARY, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, (ASC Topic 860) “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2009, the FASB issued SFAS No. 164, (ASC Topic 810) “Not-for-Profit Entities: Mergers and Acquisitions – including an amendment of FASB Statement No. 142” (“SFAS 164”). The provisions of SFAS 164 provide guidance on accounting for a combination of not-for-profit entities either via merger or acquisition. SFAS 164 is effective for mergers occurring on or after the beginning of an initial reporting period beginning on or after December 15, 2009 and acquisitions occurring on or after the beginning of the first annual reporting period beginning on or after December 15, 2009. The Company does not expect the provisions of SFAS 164 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The Company is funding its initial operations by way of issuing Founder’s shares. As of September 30, 2009, the Company had issued 10,000,000 Founder’s shares at $0.001 per share for net funds to the Company of $10,000. The amount of the Company’s Accumulated Deficit from inception to September 30, 2009 is $17,332.

PRIVATE SECRETARY, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

September 30, 2009

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of SFAS No. 107 (ASC Topic 825) and SFAS No. 157 (ASC Topic 820), the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NOTE 5 – CAPITAL STOCK

The Company’s capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of September 30, 2009, the Company has not granted any stock options and has not recorded any stock-based compensation.

On August 13, 2008, a director of the Company purchased 10,000,000 shares of the common stock in the Company at $0.001 per share for $10,000. The initial shares were issued for Subscriptions Receivable of $10,000, the amount of which was received on November 5, 2008

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per ASC Topic 740, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

Year to Sep 30, 2009         Year to Sep 30, 2008

Net deferred tax asset	$0	$0
Income Tax Expenses	$0	$0

The net federal operating loss carry forward will expire between 2027 and 2028. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7 – SUBSEQUENT EVENTS NOTE

Company has evaluated subsequent events through January 18, 2010, the date which the financial statements were available to be issued and found there to be none.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period, after we have raised enough funds, we intend to start the design and production of its software. Within 90 days, the Company intends to begin its recruitment of software writers and developers. Primarily Private Secretary should explore technical schools and colleges for young, eager students who are interested in putting their newly learned skills to work. The Company also intends to advertise through the Internet and popular software sites as part of the recruitment process.

The Company projects to begin development of the website. This should become and extremely important tool both for the marketing and eventual distribution of the software. Initially, the website projects be set up to begin promoting the software and outlining its benefits and the benefits of using VoIP over conventional phone lines.

Within 180 days after we have raised enough funds, the Company expects to prepare all legal contracts for execution between the software writers and the Company. Lawyers will be hired to work out the contractual details, primarily to help determine how the software developers will be compensated for their services. The contracts will also be drafted to protect both the software writers and Private Secretary from any competition and privacy violations. It will be essential that the software developer is aware that their work is ultimately the property of Private Secretary and may not be reproduced for any other Company. Once an agreement is signed, the first step for the developers will be to begin writing the software and produce a useable version that can be demonstrated on the Company’s website and also used in test applications with various companies.

270 days after we have raised enough funds, the Company intends to partner with computer sellers and software distribution companies to begin selling hard copies of the product. This will require that the Company also begins contract negotiations with a printing house to print the point of sale product. Investigation into online software download sites will also be done as well as changing the website to allow for direct online purchase of the software. The lawyer’s services will be required yet again to ensure that all agreements set up between Private Secretary and the various distribution and printing houses meet expectations of all parties involved.

Once the software is written, printing of the hard copies is underway, and the important legal obligations have been met, Private Secretary will put extra focus into marketing and advertising of the new software. A year after the we have raised enough funds, the Company expects to begin heavily promoting the product. It is important to showcase the software to the computer world, and to be present at all major trade shows in North America that promote internet solutions, such as VoIP, and the benefits it has to enhancing workplace efficiency. The product will also be heavily market tested through existing companies. The feedback from this testing will provide useful information for product upgrades and developments, and testimonials will also be place on the Company’s website as well as on software download websites where the product is available for purchase.

Finally, once the product is in its final stages of development, the website intends to be further enhanced as a marketing tool and should provide additional advertising. The website address should also be printed on all hard copies of the software, so it could be used as an outlet for feedback from businesses. This information should be collected and used in the further development of any additional software and upgrades.

If we are unable to complete any phase of our systems development or marketing efforts because we don’t have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our workbook development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Results of Operations

We had no revenue from inception period through September 30, 2009, we had no revenue, Expenses from Inception through September 30, 2009 were $17,332, resulting in a net loss of $17,332.

Capital Resources and Liquidity

As of September 30, 2009 we had $668 in cash.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the public offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mrs. Maureen F. Cotton has indicated that she may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

As reported on the Company’s 8k filed August 7, 2009, on August 3, 2009, Board of Directors of the Registrant dismissed Moore & Associates Chartered, its independent registered public account firm. On the same date, August 3, 2009, the accounting firm of Seale and Beers, CPAs wasengaged as the Registrant's new independent registered public account firm.

The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Moore & Associates Chartered and the engagement of Seale and Beers, CPAs as its independent auditor. None of the reports of Moore & Associates Chartered on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form S-1 for the fiscal year ended September 30 a going concern qualification in the registrant's audited financial statements.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant has requested that Moore and Associates, Chartered furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as to the Company’s 8k filed August 7, 2009 as an exhibit.

On August 3, 2009 the registrant engaged Seale and Beers, CPAs as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Seale and Beers, CPAs regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Maureen F. Cotton	67	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held her offices/positions since inception of our Company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Maureen Frances Cotton was born in Toronto, Ontario on April 25th, 1942. Her childhood was spent in Milton, Ontario, raised on a dairy farm, in 1952 until her family moves to Etobicoke, Ontario, now part of the greater Toronto area.

Graduated of Royal York Collegiate in 1959 with a commercial diploma. During 1959 to 1962, she worked in Toronto at Phoenix of Hartford Insurance Co. as a secretary and switchboard operator/receptionist.

Her career choice changed in 1962 when she became a full time stay at home mother to three sons born in 1962, 1964, and 1968. While away from the outside work employment, she cared and nurtured her own family as well as caring for friends' children, she worked part-time at a nursery school from 1971-1975.

In the period of 1976 to 1993, she decided to go back into paid employment, in 1976 at the Mississauga Assoc. for the Mentally Retarded, where she was employed as an Executive Assistant to the Director of Preschool Services serving mentally challenged children 2yrs.-5yrs. In 1993 she chose to join her husband in early retirement, and they moved up north to fulfill their dream of living in the country, close to Georgian Bay at their cottage.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mrs. Cotton’s other business interests and her involvement in Private Secretary.

EXECUTIVE COMPENSATION

Private Secretary has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (July 22nd, 2008) through September 30, 2009.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Maureen F. Cotton President	2008 /2009	0	0		0	0	0	0	0

We did not pay any salaries in 2008 through September 30, 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of September 30, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS	STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Maureen F. Cotton	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Private Secretary has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Private Secretary may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (July 22nd, 2008) through September 30, 2009.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Maureen F. Cotton	0	0	0	0	0	0	0

At this time, Private Secretary has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Maureen F. Cotton, P.O. Box 293 33 Card Avenue, Perkinsfield, Ontario, Canada, L0L 2J0	10,000,000	100%	71.4%	78.6%	85.7%	92.9%

	All Officers and Directors as a Group (1 person)	10,000,000	100%	71.4%	78.6%	85.7%	92.9%

1.            Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since she will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 13th, 2008, we issued a total of 10,000,000 shares of common stock to Mrs. Cotton, our sole officer and director, for total cash consideration of $10,000. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers’ transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal and Accounting	$5,500
SEC Filing Fee	$3
Printing	$300
Transfer Agent	$1,200
TOTAL	$7,003

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

See “Disclosure of Commission Position of Indemnification for Securities” above.

RECENT SALES OF UNREGISTERED SECURITIES

Private Secretary is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

August 13th, 2008

We have issued 10,000,000 common shares to our sole officer and director for total consideration of $10,000, or $0.001 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the disclosure of the application of all the offering proceeds.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3(i)	Articles of Incorporation (1)
3(ii)	By-laws (1)
5	Opinion re legality
23	Consent of experts and counsel (1)

(1) Previously filed as an Exhibit to the registrant’s Form S-1, filed with the Securities and Exchange Commission on December 23, 2008.

Description of Exhibits

Exhibit 3(i)

Articles of Incorporation of Private Secretary, Inc., dated July 22nd, 2008.

Exhibit 3(ii)

Bylaws of Private Secretary, Inc. approved and adopted on July 22nd, 2008.

Exhibit 5

Opinion of Law Offices of Thomas E. Puzzo, PLLC, 4216 NE 70TH Street, Seattle, Washington 98115, dated May 27. 2009, regarding the legality of the securities being registered.

Exhibit 23

Consent of Seale & Beers, CPAs, PCAOB & CPAB Registered Auditors, 50 South Jones Blvd., Suite 202, Las Vegas, NV, 89107, February 10, 2010, regarding the use in this Registration Statement of their report of the auditors and financial statements of Private Secretary, Inc. for the period ending September 30, 2008 and 2009.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Perkinsfield, Province of Ontario, Canada, on this 10th day of February, 2010.

PRIVATE SECRETARY, INC.

/s/ Maureen F. Cotton

Maureen F. Cotton

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Maureen F. Cotton

Maureen F. Cotton

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

February 10, 2010